UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A (Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2012

Tanke Biosciences Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53529	26-3853855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, People’s Republic of China	510627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86-20-38859025

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

 EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment No. 2”) to the Current Report on Form 8-K of Tanke Biosciences Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2012, as amended on January 31, 2012 (“Amendment No.1), is being filed (i) to provide additional disclosure pertaining to certain unresolved issues related to the amount of the Company’s estimated tax liability that may be due to the PRC Tax Bureau as referenced in Exhibit 16.1 of Amendment No. 1 by the Company’s former auditor Parker Randall CF (H.K.) CPA Limited (the “Former Auditor”) and  (ii) include as Exhibit 16.1 a letter from the Company’s Former Auditor, dated March 14, 2012.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On January 20, 2012, our Board of Directors approved the dismissal of Parker Randall CF (HK) CPA Limited (“Parker Randall”) as our independent auditor, effective immediately.

Parker Randall’s reports on our financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2010 and 2009 and through Parker Randall’s dismissal on January 20, 2012, there were (1) no disagreements with Parker Randall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Parker Randall, would have caused Parker Randall to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

While there were no disagreements with Parker Randall as described in the foregoing paragraph, at the conclusion of Parker Randall’s engagement, there were certain unresolved issues related to the amount of the Company’s estimated tax liability that may be due to the PRC tax bureau as referenced in Exhibit 16.1 of Amendment No. 1 to the Company’s Form 8-K/A filed January 31, 2012. Parker Randall reviewed the treatment of the tax matter after discussion with the Board and the Management for the said tax liability accrual and approved the filing of the Form 10-Q for the period ended September 30, 2011, which included an accrual and disclosure of this matter.  Furthermore, EFP Rotenberg LLP, the new auditor, is aware of the issue, and we have not placed any limitation on the communication Parker Randall is authorized to have with EFP Rotenberg LLP.

We furnished Parker Randall with a copy of this disclosure on March 8, 2012, providing Parker Randall with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of Parker Randall’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Parker Randall as our independent auditor, the Board of Directors appointed EFP Rotenberg LLP (“EFP”) as our independent auditor.

During the years ended December 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted EFP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that EFP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Parker Randall CF (H.K.) CPA Limited, dated March 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	TANKE BIOSCIENCES CORPORATION

	By:	/s/ Guixiong Qiu
		Name:	Guixiong Qiu
		Title:	Chief Executive Officer